Exhibit 10.1

*** OMITTED AND FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 240.24b-2

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this “Amendment”), dated as of November 24, 2014 (the “Effective Date”), is made between 417 FIFTH AVE REAL ESTATE LLC (the "Landlord") and PREMIER EXHIBITIONS, INC. (the "Tenant").

W I T N E S S E T H :

WHEREAS by that certain Agreement of Lease dated as of April 9, 2014 (the “Lease”) Landlord leased to Tenant and Tenant leased from Landlord certain premises located in the building located at 417 Fifth Avenue, New York, New York (the “Building”) as more particularly described in Article 41 of the Lease (the “Premises”);

WHEREAS, Landlord is responsible for the performance of the Initial Work on behalf of Tenant pursuant to Article 46 of the Lease;

WHEREAS, Landlord and Tenant mutually desire to modify Article 46 to provide that Tenant shall be responsible for the performance of the Initial Work; and

WHEREAS, Tenant is obligated to pay Landlord the Additional Amortized Rent pursuant to Article 46.D(6) of the Lease;

WHEREAS, Landlord and Tenant mutually desire to clarify the payment of the Additional Amortized Rent by amending Exhibit C and Exhibit C-1 to the Lease and in other respects upon the terms hereinafter contained; and

WHEREAS, Landlord and Tenant mutually desire to modify the Lease in certain other respects, as hereinafter set forth.

NOW THEREFORE in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease is hereby amended, modified and supplemented as follows:

1.                  Defined Terms. Unless the context otherwise clearly indicates a contrary intent or unless specifically otherwise provided herein, each term used in this Amendment which is defined in the Lease shall be deemed to have the meaning ascribed thereto in the Lease.

2.                  Commencement Date. Landlord and Tenant each acknowledge and agree that the Commencement Date occurred on July 9, 2014.

3.                  Rent Commencement Date. Landlord and Tenant each acknowledge and agree that the Rent Commencement Date shall occur on January 9, 2015. Landlord hereby waives any Tenant Delay that occurred prior to the date hereof.

4.                  Landlord’s Work. Landlord and Tenant each acknowledge and agree that the Landlord’s Work was Substantially Completed on July 9, 2014.

5.                  Façade Work. Landlord and Tenant each acknowledge and agree that the Façade Work was Substantially Completed on November 7, 2014. Tenant hereby waives any right to receive a per diem rent credit against Fixed Rent due to the Façade Work not being completed by the Anticipated Facade Work Completion Date.

6.                  Initial Work. Section 46.D of the Lease is hereby modified to provide the following:

(a) All references in the Lease regarding the performance of the Initial Work to be performed by Landlord are hereby deleted in their entirety, including, without limitation, Section 46.D(7). In lieu thereof, Tenant shall be responsible for the performance of the Initial Work and agrees to hire a construction management company (the “CMC”), reasonably acceptable to Landlord, to perform (or cause to be performed) the Initial Work in compliance all Legal Requirements, the terms of this Lease and the Final Plans approved by Landlord. Landlord hereby approves Structure Tone as an approved CMC. Notwithstanding Tenant being responsible for the performance of the Initial Work, Landlord agrees to assist Tenant and the CMC, at no cost to Tenant other than the CM Fee, in their performance of the Initial Work, as reasonably requested, by attending onsite meetings with Tenant, the CMC and/or other professionals involved in the performance of the Initial Work, overseeing the performance of the Initial Work, coordinating various aspects of the Initial Work and/or performing such other acts to facilitate the performance of the Initial Work amongst the various parties and governmental agencies involved in connection with the Initial Work.

(b) Section 46.D(3) is hereby deleted in its entirety, and all references in the Lease to the Bids are hereby deleted in their entirety.

(c) As of the Effective Date, the estimated cost to perform the Initial Work is [* * *], as more particularly described on Schedule 1 annexed hereto and made a part hereof (the “Estimated Project Costs”). The Estimated Project Costs is based on Proposed Plans (not Final Plans) dated September 4, 2014 and does not include costs associated with [* * *] (collectively, the “Additional Costs”). In order to ensure sufficient funds are available to complete the Initial Work (exclusive of the Additional Costs), Tenant shall deliver to Landlord, simultaneously upon execution of this Amendment, in immediately available funds, an amount equal to [* * *] (the “Initial Fund”). The Initial Fund was determined by calculating the difference between the Estimated Project Costs and the aggregate amount of the Landlord Contribution, the Revolving Door Contribution and the Construction Allowance. Prior to incurring any Additional Costs, [* * *]. Landlord shall hold the Initial Fund in a non-interest bearing bank account and shall make disbursements therefrom to Tenant’s architect, engineer, expediter or to the CMC in accordance with Section 46.D(5)(c) as the Initial Work progresses. [* * *]. The Initial Fund is paid as a trust fund, similar to the provisions of Section 13 of the New York Lien Law, to be used only for the payment of the costs related to the Initial Work, and not as additional security for Tenant’s obligations under the Lease. Landlord and Tenant agree that the Initial Fund being paid on the date hereof shall be allocated as follows: (i) the amount of [* * *] shall be paid directly to “Murray Hill Properties” to be applied towards the CM Fee, which amount shall be deemed due and payable on the date hereof, and (ii) the balance of the Initial Fund, in the amount of [* * *] shall be delivered to and held by Landlord in accordance with the provisions of this Lease (as amended in this First Amendment). The portion of the Initial Fund, if any, that is not applied to the costs of the Initial Work, shall be refunded to Tenant. [* * *].”

(d) Section 46.D(4) is hereby deleted in its entirety. Upon request by the CMC and after receipt by Landlord of all necessary paperwork, including drawings with respect to the Final Plans, Landlord agrees to assist the CMC to obtain, at Tenant’s sole cost and expense, any and all building permits required for the performance of the Initial Work, including, without limitation, any determinations necessary to obtain same.

(e) Section 46.D(5)(c) is hereby deleted in its entirety and replaced with the following new language:

“Provided this Lease is in full force and effect and no default under this Lease then exists beyond the expiration of any applicable notice and cure periods, Landlord shall pay to Tenant’s architect, engineer, expediter or to the CMC for costs incurred by Tenant in connection with the performance of the Initial Work, but subject to the Soft Cost Cap with respect to the Soft Costs and in all events subject to the provisions of this Lease. Landlord shall disburse funds for the Initial Work initially from the Initial Fund (including any subsequent deposits as required hereunder) until same is entirely utilized, then from the Landlord Contribution and the Revolving Door Contribution (if applicable) and then, after all of the foregoing amounts have been utilized, from the Construction Allowance. Landlord shall not be obligated to make any disbursement until Tenant delivers to Landlord a Disbursement Request (as hereinafter defined), which is accompanied by all of the documentation required below. Landlord shall not make more than one (1) disbursement of the Initial Fund, the Landlord Contribution, the Revolving Door Contribution (if applicable) and/or the Construction Allowance more frequently than once in any calendar month. Subject to the terms of this Section 46.D(5)(c), Landlord shall disburse a portion of the Initial Fund, the Landlord Contribution, the Revolving Door Contribution (if applicable) and/or the Construction Allowance within thirty (30) days after receipt of a complete Disbursement Request. The term “Disbursement Request” shall mean a request for a disbursement of the Initial Fund, the Landlord Contribution, the Revolving Door Contribution (if applicable) and/or the Construction Allowance signed by the chief financial officer or President of Tenant (or another officer of Tenant who performs the functions ordinarily performed by a chief financial officer), together with:

(i) written certification from Tenant’s construction professional requesting payment (e.g., architect, engineer, expediter, or the CMC) detailing the work performed and which is the subject of the Disbursement Request;

(ii) copies of reasonable documentation (such as bills and invoices) that indicate that the applicable work has been completed, the applicable materials have been furnished, or the applicable services have been performed, as the case may be;

(iii) with the exception of the first Disbursement Request, copies of paid invoices covering all work and/or materials which were the subject of all previous Disbursement Requests;

(iv) waivers of lien from all contractors, subcontractors, materialmen, architects, engineers and other persons who may file a lien against the Demised Premises and/or the real property in which it is situated in connection with the performance of the Initial Work, for which previous disbursements of the Initial Fund, the Landlord Contribution, the Revolving Door Contribution (if applicable) and/or the Construction Allowance have been made (except to the extent Tenant gave such waivers of lien to Landlord in connection with a prior Disbursement Request);

(v) a certificate of the Tenant’s architect stating that, in his or her opinion, the portion of the Initial Work theretofore substantially completed and for which the disbursement is requested was performed in a good and workmanlike manner and substantially in accordance with the Final Plans, as approved by Landlord (or deemed approved by Landlord, as the case may be); and

(v) a revised estimate of the total estimated cost to perform the Initial Work, prepared by the CMC.

Notwithstanding anything to the contrary, the amount to be paid by Landlord on account of each Disbursement Request shall be reduced by ten (10%) (the “Retainage”). Landlord shall disburse the Retainage upon (i) submission of a final Disbursement Request by Tenant, accompanied by all of the foregoing documentation, (ii) completion of all punchlist items, and (iii) delivery to Landlord of all final sign-offs on any construction permits.

Notwithstanding anything to the contrary, the failure of Tenant to provide the required documentation with respect to a particular contractor or matter shall not permit Landlord to withhold the entire amount requested under a Disbursement Request, but only that portion which is deficient, and only until such time as the deficiency is corrected by Tenant, subject to the immediately succeeding sentence. If any matter concerning a Disbursement Request is disputed by Landlord, the undisputed portion shall be funded by Landlord subject to all of its rights to dispute such matter, and such dispute shall be resolved by arbitration under the AAA in accordance with the provisions of this Lease.

In no event shall Landlord be obligated to pay to Tenant more than the amount being held on account of the Initial Fund, the Landlord Contribution, the Revolving Door Contribution (if applicable) and/or the Construction Allowance. Landlord shall incur no out-of-pocket costs as it relates to the performance of the Initial Work, and the provisions of Sections 46.D(6)(d) and (e) shall continue to apply from and after the Effective Date.

Notwithstanding the foregoing, and in addition to any other rights or remedies of Landlord, if any mechanics lien exists as of the date on which Tenant makes a Disbursement Request, Landlord shall not be required to make any disbursement thereof until such lien has been removed by bond or otherwise; provided, however, that Landlord shall promptly disburse the amount withheld upon the bonding or other removal of such lien.”

(f) Section 46.D(6)(a) of the Lease is hereby deleted in its entirety and replaced with the following new language:

“In addition to the Landlord Contribution and the Revolving Door Contribution, Landlord agrees to loan to Tenant an amount up to [* * *] (the “Construction Allowance”) to be applied toward so-called “hard costs” to perform the Initial Work and to pay the CM Fee, which amount shall be repaid by Tenant to Landlord pursuant to the provisions of Section 46.D(6)(c) below.”

(g) Section 46.D(6)(c) of the Lease is hereby deleted in its entirety and replaced with the following new language:

“The entire Construction Allowance utilized for costs related to the preparation and/or revision of the Proposed Plans, the Final Plans, the Construction Plan, and/or to obtain the Building Permits, the Temporary Occupancy Permits and/or the Final Occupancy Permits, and/or to perform the Initial Work shall be reimbursed to Landlord by Tenant, together with interest thereon at the rate of twelve percent (12%) per annum (the “Additional Amortized Rent”) as hereinafter set forth. The Additional Amortized Rent shall be payable in [* * *] equal monthly installments, in the amount of [* * *] in accordance with the amortization schedule annexed hereto as Exhibit C-2 (subject to acceleration if this Lease is terminated prior to the Expiration Date, but only to the extent of the Construction Allowance actually funded). The Additional Amortized Rent shall be payable on the first (1st) day of each calendar month, commencing on January 1, 2015 and on each consecutive month thereafter for a total of one hundred twenty (120) months. Amortized Rent shall be payable by Tenant to Landlord without notice or demand, and without any offsets, or deductions whatsoever. If the entire Construction Allowance is not utilized, then the Additional Amortized Rent shall be recalculated to account for the actual amount of the Construction Allowance utilized in connection with the preparation and/or revision of the Proposed Plans, the Final Plans, the Construction Plan, and/or to obtain the Building Permits, the Temporary Occupancy Permits and/or the Final Occupancy Permits, and/or to perform the Initial Work and/or as otherwise utilized in accordance with the terms of this Lease.”

(h) Exhibit C and Exhibit C-1. Exhibit C and Exhibit C-1 annexed to the Lease are each deleted in their entirety and replaced with Revised Exhibit C and Revised Exhibit C-1 annexed hereto and made a part hereof. All references in the Lease to Exhibit C and Exhibit C-1 shall be deemed to refer to Revised Exhibit C and Revised Exhibit C-1, respectively.

(i) Section 45.H of the Lease is hereby deleted in its entirety and replaced with the following new language:

“(1) Upon substantial completion by Tenant of the Initial Work (or portion thereof if Tenant performs the Initial Work in phases), and provided Tenant delivers to Landlord all required paperwork, Landlord shall procure the necessary governmental license, approval or permit to allow Tenant to occupy the Demised Premises and to operate for the Initial Uses, which Tenant acknowledges and agrees (i) may be a temporary place of assembly permit, or a temporary certificate of occupancy or a similar temporary license, approval or permit (the “Temporary Occupancy Permit”), (ii) may pertain to only a portion of the Demised Premises to the extent Tenant performs the Initial Work (as hereinafter defined) in phases, and/or (iii) may not allow all of the uses contemplated by the Initial Uses if Tenant performs the Initial Work in phases. Landlord, at Tenant’s sole cost and expense, shall cause the Temporary Occupancy Permit to be renewed as necessary until the Final Occupancy Permit (as hereinafter defined) is issued. Promptly after Tenant’s completion of the Initial Work and delivery to Landlord of all necessary paperwork, Landlord shall use good faith and diligent efforts to obtain a final place of assembly permit, or a final partial certificate of occupancy or equivalent license, approval or permit for the use of the entire Demised Premises for the Initial Uses (the “Final Occupancy Permit”). Tenant shall at all times comply with the terms and conditions of the Temporary Occupancy Permit and/or the Final Occupancy Permit.

(2) The cost to obtain and renew, if applicable, the Temporary Occupancy Permit and to obtain the Final Occupancy Permit shall be at Tenant’s sole cost and expense (however, Tenant may request any amount incurred to obtain same be paid from the Landlord Contribution and/or the Construction Allowance), and except as set forth in Article 73 of this Lease or in any other specific provision of this Lease, Landlord shall have no obligation to make any changes, upgrades, additions or other improvements to the Demised Premises and/or the Building in connection with the procurement (or renewal) of the Temporary Occupancy Permit and/or the Final Occupancy Permit.

(3) Tenant acknowledges that Landlord has made no representation as to the propriety of any use permitted or prohibited under existing or future zoning or other laws and/or regulations applicable to the Demised Premises or the Building, and this Lease shall continue in full force and effect notwithstanding Landlord’s failure or inability to obtain any required Temporary Occupancy Permit and/or Final Occupancy Permit and/or Tenant’s failure or inability to obtain any required Temporary Occupancy Permit and/or Final Occupancy Permit upon any change of use of the Premises to a Lawful Use provided Landlord complies with its obligations under this Article 45.H.

(4) Nothing in this Section 45.H shall be deemed to require Landlord to obtain any liquor license or other license, permit or approval permitting Tenant to serve and/or allow the consumption of alcoholic beverages in the Demised Premises.”

(j) Section 45.M of the Lease is hereby modified by changing the definition of Tenant’s “Required Opening Date” from “one hundred eighty (180) days after Substantial Completion of the Initial Work” to “December 31, 2015, subject to delays due to Force Majeure.”

7.                  Full Force and Effect. Except as herein expressly amended, modified and supplemented, all of the terms, conditions and provisions of the Lease remain and continue unmodified and in full force and effect and are hereby ratified and confirmed in every respect.

8.                  No Modification. This Amendment shall not be changed, modified or cancelled orally.

9.                  Counterparts. This Amendment may be executed in one or more counterparts, whether delivered by facsimile, electronic mail or Portable Document Format (PDF), and any one or all of which shall constitute but one agreement.

10.              Governing Law; Successors and Assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective permitted successors in interest and assigns.

11.              Not Binding. This Amendment is being tendered to Tenant without obligation on Landlord’s part and in no event shall it be deemed to be binding upon Landlord or give Tenant any rights unless and until Landlord shall have executed the same and delivered a copy to Tenant.

12.              Entire Agreement. This Amendment, together with the Lease, contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

13.              Conflict. To the extent of any inconsistency or conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall govern.

[Signature page follows.]

IN WITNESS THEREOF Landlord and Tenant have executed this Amendment as of the day and year first written above.

Landlord:	417 FIFTH AVE REAL ESTATE LLC
By: /s/ Roxana Girand Name: Roxana Girand Title
Tenant:	PREMIER EXHIBITIONS, INC.
By: /s/ Michael Little Name: Michael Little Title: Interim CEO & President

REVISED EXHIBIT C

Fixed Annual Rent – Use Plan A

TERM	FIXED ANNUAL RENT	TOTAL MONTHLY RENT
Lease Year 1	$3,350,000.00	$279,166.67
Lease Year 2	$3,350,000.00	$279,166.67
Lease Year 3	$3,350,000.00	$279,166.67
Lease Year 4	$3,350,000.00	$279,166.67
Lease Year 5	$3,350,000.00	$279,166.67
Lease Year 6	$3,750,000.00	$312,500.00
Lease Year 7	$3,750,000.00	$312,500.00
Lease Year 8	$3,750,000.00	$312,500.00
Lease Year 9	$3,750,000.00	$312,500.00
Lease Year 10	$3,750,000.00	$312,500.00
Lease Year 11*	$3,750,000.00	$312,500.00

* Lease Year 11 is a partial Lease Year consisting of 10 months.

REVISED EXHIBIT C-1

FIXED ANNUAL RENT – Use Plan B

TERM	FIXED ANNUAL RENT	TOTAL MONTHLY RENT
Lease Year 1	$3,217,120.00	$268,093.33
Lease Year 2	$3,217,120.00	$268,093.33
Lease Year 3	$3,217,120.00	$268,093.33
Lease Year 4	$3,217,120.00	$268,093.33
Lease Year 5	$3,217,120.00	$268,093.33
Lease Year 6	$3,601,254.00	$300,104.50
Lease Year 7	$3,601,254.00	$300,104.50
Lease Year 8	$3,601,254.00	$300,104.50
Lease Year 9	$3,601,254.00	$300,104.50
Lease Year 10	$3,601,254.00	$300,104.50
Lease Year 11*	$3,601,254.00	$300,104.50

* Lease Year 11 is a partial Lease Year consisting of 10 months.

EXHIBIT C-2

AMORITIZATION SCHEDULE

[* * *]

Schedule 1

ESTIMATED PROJECT COSTS

[* * *]